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          [LOGO                                      EXHIBIT (e) (6)
          OF The AIG Life Companies (U.S.)]
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                            EXECUTIVE ADVANTAGE/SM/

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                         DOLLAR COST AVERAGING REQUEST
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
Policy Number:                                     Policyholder:
                                                               (Last Name, First Name, Middle Name)
Insured:                                                                                        Social Security No.: ______-______-
        (Last Name, First Name, Middle Name)

For the purpose of Dollar Cost Averaging, I hereby authorize monthly transfers from my Money Market Subaccount into other Subaccounts as indicated below.

   Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

Guaranteed Account............................... ____ %

AllianceBernstein Variable Products Series Fund
  Inc............................................        Goldman Sachs Variable Insurance Trust
Americas Government Income Portfolio - Class A... ____ % Strategic International Equity Fund           ____ %
Growth Portfolio - Class A....................... ____ % Structured U.S. Equity Fund                   ____ %
Growth & Income Portfolio - Class A.............. ____ %
Large Cap Growth Portfolio - Class A............. ____ %
Small Cap Growth Portfolio - Class A............. ____ % J.P. Morgan Series Trust II
                                                         Small Company Portfolio                       ____ %
American Century Variable Portfolios, Inc........
VP Income & Growth Fund.......................... ____ %
VP International Fund............................ ____ % Neuberger Berman Advisers Management Trust
                                                         AMT Partners Portfolio                        ____ %
BlackRock Variable Series Funds, Inc.............
BlackRock Basic Value V.I. Fund - Class I........ ____ % PIMCO Variable Insurance Trust
BlackRock Fundamental Growth V.I. Fund - Class I. ____ % High Yield Portfolio - Admin. Class           ____ %
BlackRock Government Income V.I. Fund - Class I.. ____ % Long-Term U.S. Gov't Portfolio - Admin. Class ____ %
BlackRock Value Opportunities V.I. Fund - Class I ____ % Real Return Portfolio - Admin. Class          ____ %
                                                         Short-Term Portfolio - Admin. Class           ____ %
Credit Suisse Trust..............................        Total Return Portfolio - Admin. Class         ____ %
Emerging Markets Portfolio                        ____ %
Global Small Cap Portfolio....................... ____ % The Universal Institutional Funds, Inc.
International Focus Portfolio.................... ____ % Emerging Markets Equity Portfolio - Class I   ____ %
Large Cap Value Portfolio........................ ____ % Core Plus Fixed Income Portfolio - Class I    ____ %
Mid-Cap Core Portfolio........................... ____ % High Yield Portfolio - Class I                ____ %
Small Cap Core I Portfolio.......................        Mid Cap Growth Portfolio - Class I            ____ %
                                                         U.S. Mid Cap Value Portfolio - Class I        ____ %
Fidelity Variable Insurance Products.............
VIP Balanced Portfolio - Initial Class........... ____ % VALIC Company I
VIP Contrafund Portfolio - Initial Class......... ____ % International Equities Fund                   ____ %
VIP Index 500 Portfolio - Initial Class.......... ____ % Mid Cap Index Fund                            ____ %
                                                         Small Cap Index Fund                          ____ %

Franklin Templeton Variable Insurance Products...        Vanguard Variable Insurance Fund
Money Market Fund - Class 1...................... ____ % Total Bond Market Index Portfolio             ____ %
Developing Markets Securities Fund - Class 2..... ____ % Total Stock Market Index Portfolio            ____ %
Foreign Securities Fund - Class 2................ ____ %
Growth Securities Fund - Class 2................. ____ %

Dollar Cost Averaging Executive Advantage 04/07

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Select one transfer option:

    [_]$______ per month. Automatic transfers will continue until my balance in the Money Market Subaccount is depleted.

    [_]Entire current balance in the Money Market Subaccount over __________ months (maximum 24).

   I understand that If I elect Dollar Cost Averaging in conjunction with my Application, automatic transfers will be effective as of the first Monthly Anniversary following the end of the Free Look Period. Otherwise, automatic transfers will be effective as of the second Monthly Anniversary following your receipt of my request. I understand that the use of Dollar Cost Averaging does not guarantee investment gains or protect against loss in a declining market.

   I understand that automatic transfers will remain in effect until one of the following occurs:

1.My balance in the Money Market Subaccount is depleted;     4. The Policy ends without value; or

2.You receive my written request to cancel future transfers; 5. I submit a new Dollar Cost Averaging Request form.

3.You receive notification of the Insured's death;

As Policyholder, I represent that the statements and answers in this Dollar Cost Averaging request are written as made by me and are complete and true to the best of my knowledge and belief.


              ------------------------  ------------------------
              Signature of Insured      Signature of
                                        Policyholder (if other
                                        than Insured)

              __________ __, 20
              Date Signed

Dollar Cost Averaging Executive Advantage 04/07